[ComVest Capital LLC letterhead]

May 15, 2008

Aftersoft Group, Inc.
Regus House
Heronsway Chester Business Park
Chester, CH4 9QR
United Kingdom

Re:  Waiver and Amendment

Dear Sirs:

Reference is made to (a) the Revolving Credit and Term Loan Agreement dated as of December 21, 2007 (the “Loan Agreement”) by and between ComVest Capital, LLC (the “Lender”) and Aftersoft Group, Inc. (the “Borrower”), and (b) Warrant No.  CV-1 issued by the Borrower to the Lender as of December 21, 2007 (the “Warrant”).  All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

The Lender hereby confirms the Borrower’s advice that the Borrower is not in compliance with Section 6.17 of the Loan Agreement for the four (4) consecutive quarters ended March 31, 2008.  The Lender hereby waives compliance with Section 6.17 of the Loan Agreement for the four (4) consecutive quarters ended on March 31, 2008, provided that such waiver is limited to such four (4) quarter period and shall not constitute a waiver or amendment of Section 6.17 with respect to any other period or any other provision of the Loan Agreement in any other respect.

In consideration of the foregoing waiver, the Borrower has agreed (and, by its signature below, hereby confirms) that the Exercise Price under and as defined in the Warrant is hereby reduced, effective immediately, to $0.11 per share, subject to adjustment hereafter in accordance with the terms of the Warrant. This waiver and amendment may be attached to and shall form a part of the Warrant; and, upon request of the Lender at any time, the Borrower shall execute and deliver a replacement Warrant setting forth the reduced Exercise Price herein provided.

Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement, the Warrant and the other Loan Documents remain unchanged and in full force and effect.

This waiver and amendment may not be modified or amended except pursuant to a further written agreement signed by the party to be charged therewith.

[Signatures on Separate Page]

Very truly yours, COMVEST CAPITAL, LLC

By:	/s/ Gary E. Jaggard
Gary E. Jaggard Managing Director

Acknowledged, Confirmed and Agreed To:

AFTERSOFT GROUP, INC.

By:	/s/ Ian Warwick
Name: Ian Warwick Title: President and CEO